Exhibit 99.1

Section 2: EX – 99.1 (PRESS RELEASE)
Filed by Orrstown Financial Services, Inc. Commission File No.: 001-34292

FOR IMMEDIATE RELEASE:

Contact:

Chris Jackson

Vice President, Controller and Investor Relations Officer

P: 717.530.2655

E: cjackson@orrstown.com

77 East King Street | Shippensburg PA

ORRSTOWN FINANCIAL SERVICES, INC. ANNOUNCES REINSTATMENT OF VOLUNTARY CASH CONTRIBUTION INVESTMENT OPTION

Shippensburg, PA (August 24, 2009) Orrstown Financial Services, Inc. (NASDAQ: ORRF) is pleased to announce the reinstatement as of September 1, 2009 of the Voluntary Cash Contribution investment option under its Stockholder Dividend Reinvestment and Stock Purchase Plan. The Voluntary Cash Contribution investment option is being reinstated on the same terms as were in effect at the time of its suspension in 2002. Plan participants will again be permitted to make voluntary cash contributions to be applied to the purchase of shares of Orrstown common stock on a quarterly basis, with such contributions not to be less than $100 or exceed $2,500 per quarter. The Company anticipates distributing to its shareholders materials related to the reinstatement of the Voluntary Cash Contribution investment option within the next several days.

With over $1 billion in assets, Orrstown Financial Services, Inc. and its subsidiary, Orrstown Bank, provide a full range of consumer and business financial services through twenty-one banking offices and two remote service facilities located in Cumberland, Franklin and Perry Counties, Pennsylvania and Washington County, Maryland. Orrstown Financial Services, Inc.’s stock is quoted on the NASDAQ Capital Market under the symbol ORRF.

Certain statements in this release may constitute “forward looking statements” under the Private Securities Litigation Reform Act of 1995, which involve risk and uncertainties. Orrstown Financial’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Orrstown Financial conducts its operations, fluctuations in interest rates, credit quality, and government regulation.

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